EXHIBIT 10.1

SETTLEMENT  AGREEMENT FOR SENIOR CONVERTIBLE NOTE

This SETTLEMENT (this "Settlement Agreement"), dated December 5, 2008, is entered into by and between ZAP, Inc., a California corporation (the "Company")  and AL YOUSUF LLC (hereafter, jointly and individually referred to as "Releasing Party"). The Company and Releasing Party are sometimes referred to hereafter as a "Party" or collectively as the "Parties".

WITNESSETH:

WHEREAS, the Company and Releasing Party entered into a Securities Purchase Agreement dated May 8, 2008 (the "Note Purchase Agreement"), whereby Releasing Party purchased a 8% Senior Convertible Note (the "8% Senior Convertible Note"). The note has a principle amount of $475,000 plus interest due on November 8, 2008.

WHEREAS, Releasing Party and the Company mutually wish to terminate and cancel, the 8% Senior Convertible Note.

WHEREAS, the parties hereto have agreed to provide for the terms of the cancellation of the Agreements by entering into this Settlement Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants set forth in this Settlement Agreement, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I

SETTLEMENT; REPRESENTATIONS AND WARRANTIES

1.1           Settlement Amount. In consideration of the release by Releasing Party of the Company from any and all known liabilities concerning and/or arising from the Agreements and all the transactions, obligations or commitments made in the Agreements, the Company hereby agrees to issue to Releasing Party 2,140,974  shares of common stock in connection with the conversion of outstanding debt and interest due, pursuant to the 8% Convertible Note payable within 5 business days from the date hereof (the consideration described herein this paragraph 1.1 shall be referred to herein as, the "Settlement Amount"). It is expressly acknowledged and agreed that the Company's obligation to make the payment is due and payable to Releasing Party by the stated deadline. It is expressly acknowledged and agreed between the parties that the Company shall have no other obligations (including to make any other monetary payments or provide any other type of consideration or compensation) in connection with this Settlement Agreement. The Releasing Party hereby confirms that such Purchaser has not transferred to any other person, entity, association, affiliate or the like any of the Agreements, or underlying securities acquired by such Releasing Party pursuant to the Agreements, and shall return to the Company original copy of the 8% Senior Convertible Note within 5 business days from the date hereof.

[Signature page to follows]

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement on the date first above written.

ZAP
a California corporation

By:	/s/ Steven Schneider
Name: Steven Schneider
Title: Chief Executive Officer

AL YOUSUF LLC

By:	/s/ Eqbal Al Yousuf
Name: Eqbal Al Yousuf, President